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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                               Percentage
                                                                      Jurisdiction of           Owned by
                                                                       Incorporation           Registrant
                                                                      ---------------          ----------
Viragen (Scotland) Ltd.(1) .........................................     Scotland (UK)            100%
Viragen (Germany) GmbH(2) ..........................................     Germany                  100%

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(1) Incorporated January 17, 1995.

(2) Acquired November 14, 1997.